CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Tax-Free Bond Fund and John Hancock High Yield Tax-Free Fund (the two funds comprising the John Hancock Tax-Free Bond Trust) in the John Hancock Tax-Free Income Funds' Prospectus, and "Independent Auditors" in the John Hancock Tax-Free Bond Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the John Hancock High Yield Tax-Free Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A, No. 33-32246) of our reports dated October 12, 2000 on the financial statements and financial highlights of John Hancock Tax-Free Bond Fund and John Hancock High Yield Tax-Free Fund.



                                             /s/ERNST & YOUNG LLP
                                             --------------------
                                             ERNST & YOUNG LLP

Boston, Massachusetts
December 22, 2000